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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated December 1, 2000 of our report dated November 20, 2000, relating to the financial statements of Email Mortgage, Inc. as of October 31, 2000 and to the reference to our firm under the caption EXPERTS in the registration statement.




                            James E. Scheifley & Associates, P.C.
                           Certified Public Accountants


December 1, 2000
Dillon, Colorado